UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2021

SABRA HEALTH CARE REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-34950	27-2560479
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18500 Von Karman Avenue, Suite 550 Irvine, CA	92612
(Address of Principal Executive Offices)	(Zip Code)

(888) 393-8248

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	SBRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Overview

On September 30, 2021, Sabra Health Care Limited Partnership (the “Issuer”), a Delaware limited partnership and subsidiary of Sabra Health Care REIT, Inc. (“Sabra”), completed an underwritten public offering of $800,000,000 aggregate principal amount of 3.200% senior notes due 2031 (the “2031 Notes”) pursuant to an indenture, dated September 30, 2021 (the “Base Indenture”), among the Issuer, Sabra, and Wells Fargo Bank, National Association, as Trustee (the “Trustee”), as supplemented by a first supplemental indenture, dated September 30, 2021 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Issuer, Sabra, and the Trustee.

The net proceeds from the sale of the 2031 Notes were approximately $784.0 million, after deducting underwriting discounts and estimated offering expenses. The Issuer will use a portion of the net proceeds from the 2031 Notes offering to redeem all of the Issuer’s 4.80% senior notes due 2024 (the “2024 Notes”) and repay approximately $345.0 million of its U.S. dollar term loans maturing on September 9, 2023, and the remaining net proceeds to fund future investments and/or for general corporate purposes. Pending these uses, the Issuer may temporarily use net proceeds designated for such purposes to repay borrowings outstanding on its unsecured revolving credit facility and/or invest in interest-bearing accounts and short-term, interest-bearing securities. As previously disclosed, on September 22, 2021, the Issuer delivered to Wells Fargo Bank, National Association, as trustee under the indenture governing the 2024 Notes, an irrevocable notice of redemption for all of the outstanding 2024 Notes (CUSIP No. 78572XAF8). The 2024 Notes are redeemable at a cash redemption price equal to 100.00% of the principal amount being redeemed plus a “make-whole” premium calculated in accordance with the indenture governing the 2024 Notes, plus accrued and unpaid interest thereon to, but not including, the redemption date of October 7, 2021 (the “Redemption Date”). The Issuer’s obligation to complete the redemption of the 2024 Notes on the Redemption Date is not subject to any condition precedent. Upon completion of the redemption, no 2024 Notes will remain outstanding.

First Supplemental Indenture and the 2031 Notes

Interest and Optional Redemption. The 2031 Notes accrue interest at a rate of 3.200% per annum payable semiannually in arrears on June 1 and December 1 of each year, commencing on June 1, 2022. Interest will accrue on the 2031 Notes from September 30, 2021. The 2031 Notes mature on December 1, 2031. The Issuer may redeem some or all of the 2031 Notes prior to September 1, 2031, at a price equal to 100% of the principal amount, together with any accrued and unpaid interest to, but not including, the redemption date, plus a “make-whole” premium (as described in the First Supplemental Indenture). The Issuer may also redeem the 2031 Notes on or after September 1, 2031, at a price equal to 100% of the principal amount, together with any accrued and unpaid interest to, but not including, the redemption date.

Guarantee. The 2031 Notes are fully and unconditionally guaranteed on a senior unsecured basis, by Sabra.

Ranking. The 2031 Notes are senior unsecured obligations of the Issuer and rank senior in right of payment to all of the existing and future subordinated indebtedness of the Issuer and equal in right of payment with all other existing and future senior unsecured indebtedness of the Issuer, including indebtedness under the Fifth Amended and Restated Credit Agreement, dated as of September 9, 2019 (as amended, the “Credit Agreement”), by and among the Issuer, Sabra and the other parties thereto, and the Issuer’s outstanding senior unsecured notes. The 2031 Notes are effectively subordinated to all of the Issuer’s and Sabra’s secured indebtedness to the extent of the value of the assets securing such debt, including mortgage indebtedness, and are structurally subordinated to all indebtedness of any of Sabra’s subsidiaries (other than the Issuer). The guarantee by Sabra is a senior unsecured obligation of Sabra and ranks senior in right of payment to all existing and future subordinated indebtedness of Sabra and equal in right of payment with all existing and future senior unsecured indebtedness of Sabra, including the guarantees of obligations under the Credit Agreement and Sabra’s and the Issuer’s outstanding senior unsecured notes. The guarantee by Sabra will be effectively subordinated to any secured indebtedness of Sabra, to the extent of the value of the assets securing such indebtedness, and is structurally subordinated to all indebtedness of any of Sabra’s subsidiaries (other than the Issuer).

Other Covenants. The Indenture contains other restrictive covenants that, among other things, limit the ability of Sabra and its subsidiaries (including the Issuer) to: (i) incur or guarantee unsecured indebtedness; (ii) incur or guarantee secured indebtedness; and (iii) merge or consolidate or sell all or substantially all of their assets. In addition, the Indenture requires Sabra and its subsidiaries to maintain Total Unencumbered Assets (as defined in the First Supplemental Indenture) of not less than 150% of the aggregate outstanding principal amount of the Unsecured Indebtedness (as defined in the First Supplemental Indenture) of Sabra and its subsidiaries on a consolidated basis. All of these covenants are subject to a number of important limitations and exceptions under the Indenture.

Events of Default. The Indenture also provides for customary events of default, including, but not limited to, the failure to make payments of interest or premium, if any, on, or principal of, the 2031 Notes, the failure to comply with certain covenants and agreements specified in the Indenture for a period of time after notice has been provided, the acceleration of other indebtedness resulting from the failure to pay principal on such other indebtedness prior to its maturity, and certain events of insolvency. If any event of default occurs, the principal of, premium, if any, and accrued interest on all the then outstanding 2031 Notes may become due and payable immediately.

Amendment to Underwriting Agreement

On September 30, 2021, in connection with the completion of the underwritten public offering of the 2031 Notes, the Issuer and Sabra entered into Amendment No. 1, dated as of September 30, 2021, to the Underwriting Agreement, dated as of September 21, 2021, (the “Amendment No. 1 to the Underwriting Agreement”) with Wells Fargo Securities, LLC, BofA Securities, Inc., Credit Agricole Securities (USA) Inc. and J.P. Morgan Securities, LLC, as representatives of the several underwriters named therein, to correct certain typographical errors contained in the original underwriting agreement. The foregoing summary of Amendment No. 1 to the Underwriting Agreement, the Indenture and the 2031 Notes is a summary only and is qualified in its entirety by reference to Amendment No. 1 to the Underwriting Agreement, the Base Indenture, the First Supplemental Indenture and the form of the 2031 Notes, which are filed as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01.

Item 8.01	Other Events.

2031 Notes Offering

The public offering of the 2031 Notes was registered under the Securities Act of 1933, as amended, pursuant to an effective Registration Statement on Form S-3 (File No. 333-235449) filed with the Securities and Exchange Commission (the “SEC”) on December 11, 2019, a base prospectus, dated December 11, 2019, included as part of the registration statement, and a prospectus supplement, dated September 21, 2021, filed with the SEC on September 22, 2021 pursuant to Rule 424(b) under the Securities Act of 1933, as amended. In connection with the filing of the prospectus supplement, Sabra is filing as Exhibits 5.1 and 5.2 to this Current Report on Form 8-K the opinions of Venable LLP and O’Melveny & Myers LLP regarding the validity of the 2031 Notes and the related guarantee by Sabra.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

1.1	Amendment No. 1 to the Underwriting Agreement, dated September 30, 2021, by and among Sabra Health Care REIT, Inc., Sabra Health Care Limited Partnership, and Wells Fargo Securities, LLC, BofA Securities, Inc., Credit Agricole Securities (USA) Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.

4.1	Indenture, dated as of September 30, 2021, among Sabra Health Care Limited Partnership, Sabra Health Care REIT, Inc., and Wells Fargo Bank, National Association, as Trustee.

4.2	First Supplemental Indenture, dated September 30, 2021, among Sabra Health Care Limited Partnership, Sabra Health Care REIT, Inc. and Wells Fargo Bank, National Association, as Trustee.

4.3	Form of 3.200% senior note due 2031 (included in Exhibit 4.2).

5.1	Opinion of Venable LLP.

5.2	Opinion of O’Melveny & Myers LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of O’Melveny & Myers LLP (included in Exhibit 5.2).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SABRA HEALTH CARE REIT, INC.

/s/ Harold W. Andrews, Jr.
Name:	Harold W. Andrews, Jr.
Title:	Executive Vice President, Chief Financial Officer and Secretary

Dated: September 30, 2021